Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report On Form 10-QSB of Belarus Capital Corp. (the “Company”) for the quarter ending September 30, 2007, I, Neil Roth, Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-QSB for the quarter ending September 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-QSB for the quarter ending September 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2007

Belarus Capital Corp.

By:	/s/ Neil Roth
Chief Financial Officer